UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2008

TELANETIX, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51995	77-0622733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11201 SE 8th Street, Suite 200 Bellevue, Washington 98004
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (858) 362-2250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective September 5, 2008, Mr. Thomas A. Szabo resigned from the board of directors of Telanetix, Inc.  At the time of his resignation, Mr. Szabo served as our chairman of the board.  On September 8, 2008, Mr. Douglas N. Johnson was appointed as chairman of our board of directors.  We have not yet filled the vacancy on our board of directors created by Mr. Szabo's resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2008	TELANETIX, INC. By: /s/ J. Paul Quinn J. Paul Quinn Chief Financial Officer (Principal Financial Officer)